Exhibit (c)(10)

Deutsche Bank CONFIDENTIAL Corporate & Investment Bank Project Pine Special Committee Discussion February 22, 2018 Deutsche Bank Securities Inc., a subsidiary of Deutsche Bank AG, conducts investment banking and securities activities in the United States.

DRAFT Special Committee Case financial projections DRAFT Special Committee Case development Requested incremental assumption changes relative to Case 2 Special Committee conducted interviews of key business leaders, actuaries and CFO of Pine in relation 2018E 2019E 2020E 2021E 2022E to current business performance, strategy and long-term outlook for each of the business units GPW Growth Based on the information received, Special Committee Small Commercial — +1.00% +1.00% +1.00% developed a view on the key business assumptions to inform the DRAFT Special Committee Case Specialty Risk & Warranty — +1.00% +1.00% +1.00% Specialty Program — +1.00% +1.00% +1.00% Key assumptions driving the DRAFT Special Committee Case included the following business metrics for all Loss Ratio segments: Gross Premium Written Growth Small Commercial — (0.50)% (0.75)% (1.00)% Loss Ratio Net Investment Yield Specialty Risk & Warranty — (0.50)% (1.00)% (2.00)% Capital Return / Dividend Policy Specialty Program — —— These key assumptions were provided to Pine and Pine Net Investment Yield advisors at the direction of the Special Committee to be incorporated into the full financial model Net Investment Yield—+0.10% +0.20% +0.30% +0.40% Pine provided the full output of the financial projections Capital Return model to the Special Committee Bring back Case 1 dividends Deutsche Bank Source: Pine projections (Case 1 and Case 2) are prepared by Pine Management. Pine projections (DRAFT Special Committee Case) prepared at the direction of the Special 1 Committee by Pine Management with assumptions provided by Special Committee. All projections are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit Corporate & Investment Bank

Key differences between the DRAFT Special Committee Case and Cases 1 & 2 over the projection period Gross written premiums ($bn) Underwriting profit ($mm) CR 98.7% 94.2% 93.7% 93.4% 93.3% 93.1% 5.7% 6.0% 4.5% 4.8% 5.0% 5.0% LR 70.9% 67.2% 66.8% 66.6% 66.6% 66.6% Annual 5.7% 2.5% 3.2% 3.4% 3.5% 3.5% CR 90.8% 88.1% 98.7% 95.7% 95.7% 95.7% 95.7% 95.7% growth: LR 66.0% 61.8% 70.9% 68.5% 68.5% 68.5% 68.5% 68.5% 5.7% 2.5% 3.2% 4.4% 4.5% 4.5% CR 98.7% 95.7% 95.7% 95.2% 94.9% 94.3% LR 70.9% 68.5% 68.5% 68.1% 67.7% 67.2% CAGR (17 22): 5.1% CAGR (17 22): 3.2% $10.8 $389 $416 $445 CAGR (17 22): 3.8% $10.2 $10.1 $340 $354 $9.8 $9.7 $9.8 $347 $9.3 $9.5 $296 $316 $9.3 $9.2 $300 $8.9 $8.9 $8.9 $268 $258 $8.4$8.4 $8.4 $8.6$8.6 $231 $231 $235 $235 $241 $250 $7.9 $7.9 $7.9 $6.8 $6.8 $6.8 CAGR (18 22): 9.0% CAGR (18 22): 2.9% CAGR (18 22): 10.7% ($351) ($351) ($351) 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E Operating EPS TBVPS Operating $52 $244 $290 $343 $391 $441 2.9% 9.7% 11.0% 12.2% 13.1% 13.9% earnings $470 $409 $52 $176 $189 $212 $237 $263 ROTE: 32.6% 32.0% 2.9% 7.1% 7.4% 8.1% 8.7% 9.2% ($mm): $2.79 $52 $176 $197 $252 $306 $374 2.9% 7.1% 7.8% 9.6% 11.1% 12.8% $2.34 CAGR (18 22): 17.2% $17.62 $2.28 $16.15 CAGR (18 22): 10.6% $15.57 $14.92 $15.00 CAGR (18 22): 21.1% $1.98 $14.48 $13.90 $14.27 $1.88 $12.44 $13.07 $13.15 $13.65$13.68 $1.71 $12.44 $12.77 $13.09 $12.44 $12.73 $1.44 $1.52 $1.21 $1.25 $1.31 $8.20 $1.05 $1.18 $0.98 $0.94 $6.50 $0.87$0.87 $0.27$0.27$0.27 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E 2015A 2016A 2017E 2018E 2019E 2020E 2021E 2022E DRAFT Special Committee Case Case 1 Case 2 Deutsche Bank Source: Pine projections (Case 1 and Case 2) are prepared by Pine Management. Pine projections (DRAFT Special Committee Case) prepared at the direction of the Special 2 Committee by Pine Management with assumptions provided by Special Committee. All projections are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit Corporate & Investment Bank

Dividend discount model valuation summary DDM illustrative range Sensitivity analysis Low High Terminal P/E multiple 6.0x 7.0x 8.0x 9.0x 10.0x 12.0% $11.92 $13.30 $14.68 $16.05 $17.43 Case 1 $10.67 $17.43 equity 13.0% 11.58 12.91 14.25 15.58 16.91 of 14.0% 11.27 12.55 13.84 15.12 16.41 Cost 15.0% 10.96 12.20 13.44 14.68 15.93 16.0% 10.67 11.87 13.07 14.27 15.46 Terminal P/E multiple 6.0x 7.0x 8.0x 9.0x 10.0x 12.0% $7.94 $8.70 $9.46 $10.23 $10.99 equity 13.0% 7.74 8.48 9.21 9.95 10.69 Case 2 $7.20 $10.99of Cost 14.0% 7.55 8.26 8.97 9.69 10.40 15.0% 7.37 8.06 8.74 9.43 10.12 16.0% 7.20 7.86 8.52 9.19 9.85 Terminal P/E multiple 6.0x 7.0x 8.0x 9.0x 10.0x 12.0% $10.34 $11.51 $12.63 $13.76 $14.88 DRAFT Special equity 13.0% 10.10 11.19 12.27 13.36 14.44 $9.34 $14.88 of Committee CaseCost 14.0% 9.84 10.88 11.93 12.98 14.03 15.0% 9.58 10.59 11.60 12.62 13.63 16.0% 9.34 10.31 11.29 12.27 13.24 Deutsche Bank Source: Pine projections (Case 1 and Case 2) are prepared by Pine Management. Pine projections (DRAFT Special Committee Case) prepared at the direction of the Special 3 Corporate & Investment Bank Committee by Pine Management with assumptions provided by Special Committee. All projections are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit Note: Valuation is as of YE 2017 assuming mid-year discounting.

Dividend discount model DRAFT Special Committee Case Assumptions 2018E 2019E 2020E 2021E 2022E Valuation as of YE EPS $0.87 $0.98 $1.25 $1.52 $1.88 2017 EPS ex. Tecmo $0.84 $0.94 $1.18 $1.43 $1.77 Uses mid-year Dividends per share $0.74 $0.77 $0.81 $0.85 discounting Present value Terminal value Company keeps capital @ 1/1/18 @ 12/31/21 structure the same A. Cash flows going forward Discount factor 0.9 0.8 0.7 0.6 0.6 Discounted dividends 0.69 0.64 0.59 0.54 Present value of dividends (14.0% CoE) $2.45 B. Terminal value Terminal P/E (@ 8.0x) $8.38 $14.15 Perpetuity growth rate (14.0% CoE, 1.5% growth) $8.38 $14.15 Components of present (a) C. Value of Tecmo stake (49%) $1.10 value Total value (A+B+C) Terminal P/E $11.93 Perpetuity growth rate $11.93 $1.10 Sensitivity analyses P/E multiple Perpetuity growth rate $8.38 $11.93 6.0x 7.0x 8.0x 9.0x 10.0x $11.93 0.5% 1.0% 1.5% 2.0% 2.5% $11.93 12.0% $10.38 $11.51 $12.63 $13.76 $14.88 12.0% $13.41 $13.86 $14.34 $14.88 $15.47 13.0% 10.10 11.19 12.27 13.36 14.44 13.0% 12.27 12.64 13.03 13.46 13.93 $2.45 equity equity of 14.0% 9.84 10.88 11.93 12.98 14.03 of 14.0% 11.31 11.61 11.93 12.28 12.66 Dividends Terminal Tecmo Total value st st value Co 15.0% 9.58 10.59 11.60 12.62 13.63 Co 15.0% 10.49 10.74 11.00 11.29 11.60 16.0% 9.34 10.31 11.29 12.27 13.24 16.0% 9.78 9.99 10.21 10.45 10.71 Implied terminal P/BV 0.66x 0.77x 0.87x 0.98x 1.09x Implied terminal P/TBV 0.83x 0.97x 1.11x 1.25x 1.39x Deutsche Bank (a) Calculated as $221.4mm of carrying equity value divided by 201.7mm diluted shares. 4 Source: Pine projections prepared at the direction of the Special Committee by Pine Management with assumptions provided by Special Committee. Projections are pro-forma for Corporate & Investment Bank sale of Tecmo; FY 2017 pending KPMG audit

Dividend discount model Presentation for negotiating purposes DRAFT Special Committee Case with the Buyer group Assumptions 2018E 2019E 2020E 2021E 2022E Valuation as of YE EPS $0.87 $0.98 $1.25 $1.52 $1.88 2017 Uses mid-year EPS ex. Tecmo $0.84 $0.94 $1.18 $1.43 $1.77 discounting Dividends per share $0.74 $0.77 $0.81 $0.85 Company keeps capital structure the same going forward Present value Terminal value @ 1/1/18 @ 12/31/21 A. Cash flows Present value of dividends (12.0% CoE) $2.54 B. Terminal value Terminal P/E (@ 10.0x) $11.24 $17.69 Perpetuity growth rate (12.0% CoE, 2.0% growth) $11.24 $17.69 Implied terminal P/BV 1.09x (b) Implied terminal P/TBV 1.39x (b) C. Value of Tecmo stake (49%) $1.10(a) Total value (A+B+C) Terminal P/E $14.88 Perpetuity growth rate $14.88 Deutsche Bank (a) Calculated as $221.4mm of carrying equity value divided by 201.7mm diluted shares. 5 (b) Excludes $1.33 of Tecmo value in terminal year. Corporate & Investment Bank Source: Pine projections prepared at the direction of the Special Committee by Pine Management with assumptions provided by Special Committee. Projections are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit

Analysis at various prices Offer price Offer price (#1) (#2) $12.25 $12.90 $13.00 $13.25 $13.50 $13.75 $14.00 $14.25 $14.50 $14.75 $15.00 $15.25 $17.50 Premium Metric Undisturbed price $10.15 20.7% 27.1% 28.1% 30.5% 33.0% 35.5% 37.9% 40.4% 42.9% 45.3% 47.8% 50.2% 72.4% Offer price (#1) $12.25 0.0% 5.3% 6.1% 8.2% 10.2% 12.2% 14.3% 16.3% 18.4% 20.4% 22.4% 24.5% 42.9% Offer price (#2) $12.90 (5.0%) 0.0% 0.8% 2.7% 4.7% 6.6% 8.5% 10.5% 12.4% 14.3% 16.3% 18.2% 35.7% Multiple 2018 P/E Case 1 $1.21 10.1x 10.7x 10.7x 11.0x 11.2x 11.4x 11.6x 11.8x 12.0x 12.2x 12.4x 12.6x 14.5x Case 2 $0.87 14.1x 14.8x 14.9x 15.2x 15.5x 15.8x 16.1x 16.4x 16.7x 17.0x 17.2x 17.5x 20.1x DRAFT Special Committee Case $0.87 14.1x 14.8x 14.9x 15.2x 15.5x 15.8x 16.1x 16.4x 16.7x 17.0x 17.2x 17.5x 20.1x 2019 P/E Case 1 $1.44 8.5x 9.0x 9.0x 9.2x 9.4x 9.6x 9.7x 9.9x 10.1x 10.3x 10.4x 10.6x 12.2x Case 2 $0.94 13.1x 13.8x 13.9x 14.2x 14.4x 14.7x 15.0x 15.2x 15.5x 15.8x 16.0x 16.3x 18.7x DRAFT Special Committee Case $0.98 12.5x 13.2x 13.3x 13.5x 13.8x 14.0x 14.3x 14.5x 14.8x 15.1x 15.3x 15.6x 17.9x P/TBV (12/31/2017 PF) $12.09 1.01x 1.07x 1.08x 1.10x 1.12x 1.14x 1.16x 1.18x 1.20x 1.22x 1.24x 1.26x 1.45x P/BV (12/31/2017 PF) $16.26 0.75x 0.79x 0.80x 0.81x 0.83x 0.85x 0.86x 0.88x 0.89x 0.91x 0.92x 0.94x 1.08x Selected other metrics Premium to DDM value midpoint Case 1—Terminal P/E scenario $13.84 (11.5%) (6.8%) (6.1%) (4.3%) (2.5%) (0.7%) 1.2% 3.0% 4.8% 6.6% 8.4% 10.2% 26.4% Case 2—Terminal P/E scenario $8.97 36.6% 43.8% 44.9% 47.7% 50.5% 53.3% 56.1% 58.9% 61.6% 64.4% 67.2% 70.0% 95.1% DRAFT Special Committee Case $11.93 2.7% 8.1% 9.0% 11.1% 13.2% 15.3% 17.4% 19.4% 21.5% 23.6% 25.7% 27.8% 46.7% Price / TBV Adjusted for Reserve Development $250mm unfavorable development $11.20 1.09x 1.15x 1.16x 1.18x 1.21x 1.23x 1.25x 1.27x 1.29x 1.32x 1.34x 1.36x 1.56x $500mm unfavorable development $10.31 1.19x 1.25x 1.26x 1.29x 1.31x 1.33x 1.36x 1.38x 1.41x 1.43x 1.45x 1.48x 1.70x Price / BV Adjusted for Reserve Development $250mm unfavorable development $15.36 0.80x 0.84x 0.85x 0.86x 0.88x 0.89x 0.91x 0.93x 0.94x 0.96x 0.98x 0.99x 1.14x $500mm unfavorable development $14.47 0.85x 0.89x 0.90x 0.92x 0.93x 0.95x 0.97x 0.98x 1.00x 1.02x 1.04x 1.05x 1.21x Deutsche Bank Note: All metrics are calculated using a fully diluted sharecount of 201.7mm. 6 Source: Pine projections (Case 1 and Case 2) are prepared by Pine Management. Pine projections (DRAFT Special Committee Case) prepared at the direction of the Special Corporate & Investment Bank Committee by Pine Management with assumptions provided by Special Committee. All projections are pro-forma for sale of Tecmo; FY 2017 pending KPMG audit

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